As filed with the Securities and Exchange Commission on June 15, 1999

                                                 Registration No.
                                                                  ------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                           THE RECOVERY NETWORK, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    COLORADO
         (State or Other Jurisdiction of Incorporation or Organization)

                                   39-1731029
                      (I.R.S. Employer Identification No.)

                          1411 FIFTH STREET, SUITE 200
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 393-3979
          (Address and Telephone Number of Principal Executive Offices)

           THE RECOVERY NETWORK 1999 EMPLOYEE STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

                                WILLIAM D. MOSES
                PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS
                           THE RECOVERY NETWORK, INC.
                          1411 FIFTH STREET, SUITE 200
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 393-3979
            (Name, Address and Telephone Number of Agent For Service)
                              --------------------

                         CALCULATION OF REGISTRATION FEE


================================================================================================
   TITLE OF SECURITIES      AMOUNT TO BE    PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
    TO BE REGISTERED         REGISTERED      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
                                               PER SHARE           PRICE SHARE           FEE
------------------------------------------------------------------------------------------------
Common Stock of the
Company par value $.01      1,300,000(2)          $.44              $572,000         $166.00 (1)
================================================================================================


(1) The fee with respect to these shares has been calculated pursuant to Rule 457 of Regulation C under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price per share of the Registrant's Common Stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, as an outright grant of Shares, or Shares underlying options granted to and to be granted, under the Recovery Network, Inc. 1999 Employee Stock Compensation Plan.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


        The document(s) containing the information concerning the The Recovery Network, Inc. 1999 Stock Plan, effective as of June 4, 1999 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule
428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. The Recovery Network, Inc., a Colorado corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        Incorporated by reference into this Registration Statement are the content of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (the "Exchange Act"); and Form 8-A which was declared effective by the Commission on July 31, 1997 (File No. 0-22913) registering the Company's Common Stock under Section 12 of the Exchange Act. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Shareholder Relations, The Recovery Network, Inc., 1411 Fifth Street, Suite 200, Santa Monica, California 90401, telephone (310) 393-3979.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Colorado Business Corporation Act, and the Company's Articles of Incorporation, as amended, generally permit the Company to indemnify any officer or director of the Company for claims and liabilities, including legal expenses, which he may incur in his capacity as such, provided that he acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company. However, he may not be indemnified in connection with a proceeding in which he is found to be liable to the Company or where he is found to have received an improper personal benefit from the Company. To the extent that an officer or director is successful in defending himself in any proceeding to which he was a party, he is to be indemnified against his reasonable expenses incurred by him in connection with the proceeding.

        In addition, the Company's Articles of Incorporation limits the liability of directors for monetary damages for certain breaches of fiduciary duties, as permitted under the Colorado Business Corporation Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.


Exhibit Number       Description
--------------       -----------
4.15           The Company's Articles of Incorporation (incorporated by
               reference to exhibit 3.1 to the Company's Registration Statement on Form SB-2, File No. 333-27787)

4.16 The Company's Bylaws (incorporated by reference to exhibit 3.2 to the Company's Registration Statement on Form SB-2, File No.
               333-27787)

4.17           The Recovery Network, Inc. 1999 Employee Stock Compensation Plan

4.18 Registration Statement of the Company on Form 8-A (declared effective on July 31, 1997, File No. 0- 22913, and incorporated herein by reference)

4.19           Resolution of the Board of Directors dated June 4, 1999

5.2            Opinion of Counsel of Beckman, Millman & Sanders, LLP

23.4           Consent of Arthur Andersen LLP

23.5           Consent of Beckman, Millman & Sanders, LLP, LLC (included in
               Exhibit 5.2)


ITEM 9. UNDERTAKINGS.

        The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona tide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 14th day of June, 1999.


                                                      THE RECOVERY NETWORK, INC.


                                       By: /s/ WILLIAM D. MOSES
                                           -------------------------------------
                                                                William D. Moses
                                   President, Chairman of the Board and Director



        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


By:  /s/ STACEY ROMM
     --------------------------------------        Stacey Romm, Chief Financial Officer

Dated:  June 15, 1999


By:  /s/ WILLIAM D. MOSES
     --------------------------------------        William D. Moses, Chairman of the Board of Directors

Dated:  June 15, 1999


By:  /s/ GEORGE HENRY
     --------------------------------------        George Henry, Member of the Board of Directors

Dated:  June 15, 1999


By:  /s/ CHARLOTTE SCHIFF JONES
     --------------------------------------        Charlotte Schiff Jones, Member of the Board of Directors

Dated:  June 15, 1999


By:  /s/ JAY HANDLINE
     --------------------------------------        Jay Handline, Member of the Board of Directors

Dated:  June 14, 1999


By:  /s/ BRAD PAROBEK
     --------------------------------------        Brad Parobek, Member of the Board of Directors

Dated:  June 15, 1999

                                  EXHIBIT INDEX


Exhibit Number       Description
--------------       -----------
4.15           The Company's Articles of Incorporation (incorporated by
               reference to exhibit 3.1 to the Company's Registration Statement on Form SB-2, File No. 333-27787)

4.16 The Company's Bylaws (incorporated by reference to exhibit 3.2 to the Company's Registration Statement on Form SB-2, File No.
               333-27787)

4.17           The Recovery Network, Inc. 1999 Employee Stock Compensation Plan

4.18 Registration Statement of the Company on Form 8-A (declared effective on July 31, 1997, File No. 0- 22913, and incorporated herein by reference)

4.19           Resolution of the Board of Directors dated June 4, 1999

5.2            Opinion of Counsel of Beckman, Millman & Sanders, LLP

23.4           Consent of Arthur Andersen LLP

23.5           Consent of Beckman, Millman & Sanders, LLP, LLC (included in
               Exhibit 5)